                                                                  EXHIBIT 10.45


                       SEVENTH AMENDMENT TO LOAN AGREEMENT


         THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 11, 2004, is between HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation ("Contractors"), HORIZON SUBSEA SERVICES, INC., a Delaware corporation ("Subsea"), and HORIZON VESSELS, INC., a Delaware corporation ("Vessels", and together with Contractors and Subsea the "Borrowers"), jointly and severally, each of the financial institutions which is or may from time to time become a party to such Loan Agreement, as amended (collectively, "Lenders", and each a "Lender"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association, as agent (the "Agent").

                                    RECITALS:

         A. Borrowers, Lenders and Agent entered into that certain Loan Agreement dated as of March 26, 2001, as amended by First Amendment to Loan Agreement dated as of April 17, 2002, Second Amendment to Loan Agreement dated as of May 30, 2002, Third Amendment to Loan Agreement dated as of August 28, 2002, Fourth Amendment to Loan Agreement dated as of September 30, 2002, Fifth Amendment to Loan Agreement dated as of March 6, 2003 and Sixth Amendment to Loan Agreement dated as of January 30, 2004 (the "Agreement").


         A. Pursuant to the Agreement, Horizon Offshore, Inc., a Delaware corporation ("Guarantor"), executed a Guaranty dated as of March 26, 2001 (the "Guaranty") pursuant to which Guarantor guaranteed to Agent the payment and performance of the Obligations (as defined in the Agreement).

         B. Pursuant to the Agreement all the other subsidiaries of Guarantor executed guaranty agreements pursuant to which such Subsidiaries guaranteed the obligations of Borrowers under the Loan Agreement.

         C. Borrowers, Lenders and Agent now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   1. ARTICLE

                                   Definitions

         1.1. Section Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

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                                   2. ARTICLE

                                   Amendments

         2.1. Section Amendment to Certain Definitions. (a) The definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

         "Applicable Rate" means the sum of the Prime Rate plus (a) one percent (1.00%) from March 11, 2004 through June 29, 2004, (b) one and one-half percent (1.50%) from June 30, 2004 through September 29, 2004, (c) two percent (2.00%) from September 30, 2004 through December 30, 2004, and
         (d) two and one-half percent (2.50%) from December 31, 2004 through the Termination Date; provided, however, that in no event shall the Applicable Rate be less than five percent (5.00%).

         "Current Liabilities" means all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Guarantor and its Subsidiaries, excluding all revolving credit facilities.

         "Current Maturities of Long Term Debt" means for Guarantor and its Subsidiaries on a consolidated basis, the principal amount due and payable during the next succeeding twelve month period on Total Funded Debt of Guarantor and its Subsidiaries which has a final maturity more than twelve months from the date of calculation, excluding all revolving credit facilities.

         "EBITDA" means, for Guarantor and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense.

         "Fixed Charge Coverage Ratio" means for Guarantor and its Subsidiaries, on a consolidated basis, (a) as of September 30, 2004, (i) EBITDA for the quarter ended as of September 30, 2004, divided by (ii) the sum of
         (A) Current Maturities of Long Term Debt as of September 30, 2004 divided by four (4), plus (B) Interest Expense for the quarter ended as of September 30, 2004, plus (C) Tax Expense for the quarter ended as of September 30, 2004, and (b) as of December 31, 2004, (i) EBITDA for the quarters ended as of September 30, 2004 and December 31, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of December 31, 2004 divided by two (2), plus (B) Interest Expense for the quarters ended as of September 30, 2004 and December 31, 2004, plus (C) Tax Expense for the quarters ended as of September 30, 2004 and December 31, 2004.


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         "Foreign Loan Agreement" means that certain EXIM Guaranteed Loan
         Agreement among Borrowers, LLC, the Foreign Agent and the lenders referred to therein, as amended by First Amendment to EXIM Guaranteed Loan Agreement dated April 17, 2002, Second Amendment to EXIM Guaranteed Loan Agreement dated August 28, 2002, Third Amendment to EXIM Guaranteed Loan Agreement dated September 30, 2002, Fourth Amendment to EXIM Guaranteed Loan Agreement dated March 6, 2003, Fifth Amendment to EXIM Guaranteed Loan Agreement dated January 30, 2004 and Sixth Amendment to EXIM Guaranteed Loan Agreement dated March 11, 2004, and as the same may be further amended, supplemented or modified from time to time, and any loan agreement or credit agreement executed in restatement and replacement therefor.

         "Net Income" means, for any period, with respect to Guarantor and its Subsidiaries, the consolidated net income (or loss) of Guarantor and its Subsidiaries for such period, determined in accordance with GAAP applied consistently (excluding any extraordinary items during such period).

         "Prime Rate" means, at any time, the rate of interest per annum then most recently published in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) in the "Money Rates" section (or such successor section) as the "Prime Rate." If a range of prime interest rates per annum is so published, "Prime Rate" shall mean the highest rate per annum in such published range. If the definition of "Prime Rate" is no longer published in The Wall Street Journal (or any successor publication), "Prime Rate" shall mean, at any time, the rate of interest per annum then most recently established by Lender as its prime rate.

         "Tangible Net Worth" means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Guarantor and its Subsidiaries; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Guarantor or any Subsidiary appear as an asset on Guarantor's or such Subsidiary's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Guarantor or any Subsidiary or any Affiliate,
         (f) all other assets which are properly classified as intangible assets and (g) paid-in-kind interest on the New Subordinated Debt.

         "Termination Date" means 11:00 a.m., Houston, Texas time on January 21, 2005, or such earlier date on which the Commitment terminates as provided in this Agreement.

         (b) The following phrase shall be added to the end of the first sentence of the definition of the term "Eligible Accounts":


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         "and (r) have not been determined to be ineligible or not to constitute
         Eligible Accounts by the Majority Lenders, which determination shall be made by the Majority Lenders in their sole discretion."

         (c) The following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

         "EBITDAR" means, for Guarantor and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense, plus (e) restructuring charges, including costs of professional advisors to Borrowers (for the professional advisors to the Borrowers, the Lenders or other creditors) not to exceed $1,600,000.00 for the fiscal year ending December 31, 2004.

         "Iroquois" means Iroquois Gas Transmission System, L.P., and its successors and assigns.

         "Iroquois Contract" means that certain contract No. 02-12 dated April 12, 2002 between Iroquois and Contractors.

         "New Subordinated Debt" means Debt of Guarantor evidenced by its 16% Subordinated Secured Notes due March 31, 2007, issued pursuant to the Purchase Agreement in an original principal amount not less than $65,400,000.00, the payment of which is subordinate to the payment of the Obligations in a manner satisfactory to Agent and all other terms of which (including interest rate, maturity, payment terms to the effect that no cash payments may be made thereon for principal, interest or fees (except for payments of principal paid solely from (i) proceeds of Pemex Contract EPC-64 or the Williams Contract, or (ii) proceeds of any issuance of equity), financial covenants and collateral) are acceptable to Agent and the Majority Lenders.

         "Pemex" means Pemex-Exploracion y Produccion, a decentralized public organization of the federal government of the United States of Mexico and a subsidiary of Petroleos Mexicanos.

         "Pemex Contract EPC-64" means that certain contract No. PEP-0-AD-317/00 (also known as EPC-64) between Pemex and ECH.

         "Purchase Agreement" means that certain Purchase Agreement dated March 11, 2004, among Guarantor, the guarantors listed therein and the purchasers listed therein, pursuant to which the New Subordinated Debt was issued, as the same may be amended, supplemented or modified from time to time.


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         "Tax Expense" means, for any period, for Guarantor and its
         Subsidiaries, on a consolidated basis, the sum of all tax expense of Guarantor and its Subsidiaries for such period determined in accordance with GAAP applied consistently.

         "Williams" means Williams Oil Gathering, L.L.C., and its successors and assigns.

         "Williams Contract" means that certain contract between Williams and Contractors for Subsea Shallow Water Pipelay of the 20-inch Oil Mountaineer Pipeline on Devil's Tower Project from Main Pass Block 313 to main Pass Block 22, effective as of October 1, 2002.

         (d) The definition of the following terms shall be deleted from Section
1.1 of the Agreement:

                  "Applicable Margin"
                  "Cash Taxes"
                  "Continue", "Continuation" and "Continued"
                  "Convert", "Conversion", and "Converted"
                  "Interest Period"
                  "LIBOR Advances"
                  "LIBOR Margin"
                  "LIBOR Rate"
                  "London Business Day"
                  "Prime Rate Advances"
                  "Prime Rate Margin"
                  "Ratio of Funded Debt to Capitalization"
                  "Ratio of Funded Debt to EBITDA"
                  "Total Capitalization"
                  "Type"
                  "Working Capital"

         2.2. Section Amendment to Section 2.4. Section 2.4 of the Agreement is amended to read in its entirety as follows:

         Section 2.4. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Applicable Rate, and each change in the rate of interest charged on the Advances shall become effective, without notice to Borrowers, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the


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         Advances shall be payable on the first day of each month commencing on April 1, 2004, and on the Termination Date.

         Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, the outstanding principal of the Advances shall bear interest at the Default Rate. Interest payable at the Default Rate shall be payable from time to time on demand.

         2.3. Section Amendment to Section 2.5. Section 2.5 of the Agreement is amended to read in its entirety as follows:

         Section 2.5. Requests for Advances. Borrowers shall give Agent notice of each requested Advance by delivery to Agent of an Advance Request Form executed by an Authorized Representative at least one (1) Business Day before the requested date of each Advance. Advance Request Forms may be delivered by fax. Prior to making any Advance, Agent may require that Borrowers deliver a Borrowing Base Certificate dated a recent date acceptable to Agent evidencing that the amount of the outstanding Advances plus the requested Advance plus the Letter of Credit Liabilities is less than the lesser of (a) the Combined Commitments or
         (b) the Borrowing Base. The Agent shall promptly notify each Lender of the contents of each such notice. No later than 11:00 a.m. Houston, Texas time on the date specified for each Advance hereunder, each Lender shall make available to Agent at its office specified herein in immediately available funds, its Pro Rata Share of each Advance. After Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, Agent shall make each Advance available to the Borrowers by depositing the same, in immediately available funds, in the operating account of Contractors maintained at Agent's office specified herein. Advance Request Forms submitted shall be irrevocable and shall be effective for the requested Advances on the following Business Day if received by Agent by 11:00 a.m. Houston, Texas time on a Business Day, and otherwise on the next following Business Day.

         2.4. Section Amendment to Section 2.7. (a) Clause (a) is inserted before the existing text in Section 2.7 of the Agreement.

         (b) Clause (b) shall be added to Section 2.7 of the Agreement and shall read in its entirety as follows:

         (b) On any date on which Borrowers receive payment of the Iroquois Contract, the Advances shall be due and payable in a principal amount equal to one hundred percent (100%) of the net proceeds of such payment (excluding payments to subcontractors).

2.5. Section Amendment to Section 2.8. The phrase "payable monthly on the thirtieth (30th) day of each month (or the last day of February)," contained in the first sentence of Section 2.8 of the Agreement is amended to read "payable monthly on the first (1st) day of each month,".


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         2.6. Section Amendment to Section 2.10. Clause (a) contained in the second sentence of Section 2.10 of the Agreement is amended to read in its entirety as follows:

         (a) have an expiration date which is at least ten (10) days prior to the Termination Date, unless such Letter of Credit is specifically secured by cash in an amount at least equal to one hundred percent (100%) of the face amount of such Letter of Credit,

         2.7. Section Amendment to Section 2.14. The first sentence contained in
Section 2.14 of the Agreement is amended to read in its entirety as follows:

         Borrowers shall pay to the Agent for the Pro Rata benefit of the Lenders a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) three and one-quarter percent (3.25%) per annum of the stated amount of such Letter of Credit for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed, or (b) $350.00.

         2.8. Section Amendments to Article III. (a) The phrase "Additional Matters with Respect to LIBOR Loans" shall be deleted from the title of Article III of the Agreement.

         (b) The phrase "other than the amounts described in Section 3.9" shall be deleted from Section 3.3 of the Agreement.

         (c) Section 3.4 of the Agreement is amended to read in its entirety as follows: Section 3.4. Computation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed on the basis of a year of (a) 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         (d) Sections 3.7, 3.8 and 3.9 shall be deleted from the Agreement in their entirety.

         2.9. Section Addition of Section 4.5. Section 4.5 shall be added to the Agreement and shall read in its entirety as follows:

         Section 4.5. Pemex Contract EPC-64; Williams Contract. Agent shall, at the option of the holders of the New Subordinated Debt, (a) assign its Liens in the Williams Contract to the holders of the New Subordinated Debt, and (b) terminate its Liens in the Pemex Contract EPC-64, and, concurrently therewith, the Pemex Contract EPC-64 shall be removed from the Borrowing Base, as defined in the Foreign Loan Agreement.


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         2.10. Section Amendment to Section 7.1. The phrase "within forty-five
(45) days after the end of each quarter of each fiscal year" contained in clause
(b) of Section 7.1 of the Agreement is amended to read "within forty-five (45) days after the end of the first three (3) quarters of each fiscal year".

         2.11. Section Amendment to Section 8.1. Section 8.1 of the Agreement is amended to read in its entirety as follows:

         Section 8.1. Debt. No Borrower will incur, create, assume or permit to exist, nor will any Borrower permit Guarantor or any Subsidiary to incur, create, assume, or permit to exist, any Debt, except

         (a) indebtedness of Borrowers to Lenders under this Agreement and the Loan Documents;

         (b) Indebtedness of Borrowers under the Foreign Loan Agreement in an aggregate principal amount such that the sum of the maximum permitted Indebtedness of Borrowers under the Foreign Loan Agreement plus the Combined Commitments does not exceed $50,000,000.00;

         (c) accounts payable and accrued liabilities incurred in the ordinary course of business;

         (d) letter of credit, performance and bid bonds obtained by Borrowers in the ordinary course of their business, other than the Letters of Credit, up to an aggregate amount of $15,000,000.00 at any time;

         (e) supersedeas bonds obtained by Borrowers in the ordinary course of their business;

         (f) secured term indebtedness existing on December 31, 2003

         (g) Committed indebtedness of Borrowers under the CIT Loan Agreement and other committed indebtedness of Borrowers secured only by vessels, in each case existing on December 31, 2003; and

         (h) the New Subordinated Debt.

         2.12. Section Amendment to Section 8.2. Section 8.2 of the Agreement is amended to read in its entirety as follows:

         Section 8.2 Limitation on Liens. No Borrower will incur, create, assume or permit to exist, nor will any Borrower permit Guarantor, or any Subsidiary any Qualified Foreign Subsidiary or any Related Entity to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the liens and other encumbrances set forth below (the "Permitted Liens"):


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

         (a) Liens for Taxes (i) not at the time delinquent or (ii) being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower, such Subsidiary or such Qualified Foreign Subsidiary, provided that such Liens shall have no effect upon the priority of the Liens in favor of Agent or the value of the Collateral and a stay of enforcement if any such Lien shall be in effect;

         (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business with respect to obligations which are not due;

         (c) maritime Liens:

              (i) arising in the ordinary course of business by operation of law that are being contested in good faith by appropriate proceedings and for which reserves have been established to the reasonable satisfaction of Lenders or

             (ii)  arising in connection with salvage and general average; or

            (iii) arising in connection with crew wages claimed but not paid; provided that such maritime Liens do not attach to the Collateral with respect to which Agent is to have a first priority Lien as provided in Section 4.1;

         (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of any Borrower, Guarantor, any Subsidiary, any Qualified Foreign Subsidiary or any Related Entity;

         (e) judgment Liens, the execution of which has been stayed or which are bonded, provided that, if bonded, the payment of such judgment Liens is fully covered by insurance and the insurance carrier has acknowledged such coverage in writing;

         (f) Liens required by the terms of this Loan Agreement;

         (g) Liens in favor of the Foreign Agent pursuant to the Foreign Loan Agreement, provided that such Liens also secure the Obligations; and provided, further, that only the Liens covering the Export-Related Accounts Receivable, the Export-Related Inventory, the Export-Related


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

         General Intangibles and the Other Foreign Collateral shall be prior to the Liens of Agent under this Agreement and the Loan Documents;

         (h) Liens in connection with Debt referred to in Section 8.1(f), provided that such Liens do not cover any of the Collateral;

         (i) Liens on vessels created in accordance with the CIT Loan Agreement securing the indebtedness of Borrowers under the CIT Loan Agreement and Liens on vessels securing other Debt permitted pursuant Section 8.1(g);

         (j) Permitted Liens as defined in the Borrower Agreement; and

         (k) Liens securing the New Subordinated Debt created as of the date of the Seventh Amendment to Loan Agreement (amending this Agreement), provided that such Liens do not attach to any of the Collateral (as the Collateral exists after the assignments and terminations executed by the Agent in connection with the incurrence of the New Subordinated
         Debt).

         2.13. Section Addition of Section 8.15. Section 8.15 shall be added to the Agreement and shall read in its entirety as follows:

         Section 8.15. No More Restrictive Covenants. No Borrower will, nor will any Borrower permit Guarantor or any Subsidiary to, (a) enter into or permit to exist any loan agreement, credit agreement, purchase agreement or other agreement in connection with which Debt is or was incurred (a "Debt Agreement") which contains covenants, agreements or representations which are more restrictive than the covenants, agreements and representations which are contained in this Agreement and the Loan Documents, or (b) amend or modify any existing or future Debt Agreement in a manner which would result in such Debt Agreement, as amended or modified, containing covenants, agreements and representations which are more restrictive than the covenants, agreements and representations which are contained in this Agreement and the Loan Documents.

         2.14. Section Amendment to Article IX. Article IX contained in the Agreement is amended to read in its entirety as follows:

                                   ARTICLE IX.

                               Financial Covenants

         Borrowers covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, Borrowers will observe and perform, and will cause Guarantor to observe and perform, the financial covenants set forth below, unless Agent and Majority Lenders shall otherwise consent in writing.


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

         Section 9.1. Current Ratio. Guarantor and its Subsidiaries will at all times maintain a Current Ratio of not less than (a) 0.90 to 1.00 for the fiscal quarters ending as of March 31, 2004 and June 30, 2004, (b)
         1.05 to 1.00 for the fiscal quarter ending as of September 30, 2004, and (c) 1.10 to 1.00 for the fiscal quarter ending as of December 31, 2004. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor commencing with the fiscal quarter ending March 31, 2004.

         Section 9.2. Tangible Net Worth. Guarantor and its Subsidiaries will at all times maintain Tangible Net Worth in an amount not less than the sum of (a) $110,000,000.00, plus (b) seventy-five percent (75%) of Net Income for each fiscal quarter of Guarantor and its Subsidiaries which has been completed as of the date of calculation, commencing with the fiscal quarter ending March 31, 2004, provided, however, that in the event that Net Income of Guarantor and its Subsidiaries is not greater than zero for any fiscal quarter, an amount equal to zero shall be added to the calculation of Tangible Net Worth for such fiscal quarter, plus (c) ninety percent (90%) of the net proceeds of any common stock or other equity issued by Guarantor or any of its Subsidiaries after December 31, 2003. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor commencing with the fiscal quarter ending March 31, 2004. Any audit adjustment for the fiscal year ended December 31, 2003 that results in an adjustment to the equity accounts in an amount in excess of $53,416,000.00 will adjust the minimum Tangible Net Worth requirement on a dollar for dollar basis.

         Section 9.3. Fixed Charge Coverage Ratio. Guarantor and its Subsidiaries will maintain a Fixed Charge Coverage Ratio of not less than (a) 1.50 to 1.00 for the fiscal quarter ending as of September 30, 2004 and (b) 1.40 to 1.00 for the fiscal quarter ending as of December 31, 2004.

         Section 9.4. EBITDAR. Guarantor and its Subsidiaries will maintain EBITDAR of not less than (a) negative $2,500,000.00 for the three (3) months ended March 31, 2004, (b) negative $4,500,000.00 for the six (6) months ended June 30, 2004, (c) positive $8,000,000.00 for the nine (9) months ended September 30, 2004, and (d) positive $20,000,000.00 for the twelve (12) months ended December 31, 2004. The requirements contained in clauses (a) and (b) are to the effect that EBITDAR shall not be less than, or (otherwise stated) more negative than, the negative amounts required therein.

         Section 9.5. Capital Expenditures. Guarantor and its Subsidiaries will not incur Capital Expenditures in an aggregate amount (for Guarantor and its Subsidiaries) which exceeds $8,000,000.00; provided that Agent and Majority Lenders shall review specific requests by Guarantor and its Subsidiaries for additional project specific capital expenditures, during any calendar year.


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         2.15. Section Amendment to Section 10.1. Clauses (n) and (o) shall be added to Section 10.1 of the Agreement and shall read in their entirety as follows:

         (n) An Event of Default, as defined in the Purchase Agreement, shall occur.

         (o) Guarantor (or any Borrower or any Subsidiary) shall pay any principal, interest or fees on the New Subordinated Debt in cash, except for cash payments of principal of the New Subordinated Debt which are paid from (i) the proceeds of Pemex Contract EPC-64 or the Williams Contract, or (ii) the proceeds of the issuance of equity at any time after March 1, 2004.

         2.16. Section Amendment to Exhibits. Exhibit "I" to the Agreement (No Default Certificate) is amended to conform in its entirety to Annex "A" to this Amendment.


                                   3. ARTICLE

                              Conditions Precedent

         (a) Section Conditions. The effectiveness of this Amendment is subject to the receipt by Agent of the following, each in form and substance satisfactory to Agent and Lenders:

              (i) Certificate-Each Borrower. A certificate of the Secretary or another officer of each Borrower acceptable to Agent certifying (A) resolutions of the board of directors of each Borrower which authorize the execution, delivery and performance by such Borrower of this Amendment and the other Loan Documents to which such Borrower is or is to be a party, and (B) the names of the officers of each Borrower authorized to sign this Amendment and each of the other Loan Documents to which such Borrower is or is to be a party together with specimen signatures of such officers.

             (ii) Fees. An extension fee payable to Agent for the Pro-Rata benefit of Lenders in the amount of $100,000.00, and an Agent fee payable to the Agent in the amount of $10,000.00.

            (iii) Additional Information. Such additional documents, instruments and information as Lenders or Agent may request.

         (b) The effectiveness of this Amendment is subject to the occurrence of the following events:

         (i) New Subordinated Debt Documents. Agent shall have reviewed the New Subordinated Debt and all promissory notes and other instruments and documents delivered in connection with the New Subordinated Debt, and all terms of the New Subordinated Debt and all such promissory notes and other instruments (including interest rate, payment terms to the effect that no cash payments may be made thereon, financial covenants and collateral) shall be acceptable to Agent.

         (ii) New Subordinated Debt Closing. The closing for the New Subordinated Debt shall have occurred or shall occur simultaneously with the closing of the transactions contemplated by this Amendment, and the New Subordinated Debt shall be an effective obligation of Guarantor or shall become an effective obligation of Guarantor simultaneously with the closing of the transactions contemplated by this Amendment.

         (iii) Approval of Other Debt. Agent and Majority Lenders shall have had the opportunity to review, and shall be satisfied with, any and all financial covenants to be contained in any documents evidencing or related to Debt of Guarantor or any Subsidiary (other than Debt evidenced by the Loan Documents or the Foreign Loan Agreement) and the documents executed in connection therewith.


                                   4. ARTICLE

                 Ratifications, Representations, and Warranties

         4.1. Section Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lenders agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

         (a) Section Representations, Warranties and Agreements. Each Borrower hereby represents and warrants to Lenders that the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower and will not violate the Organizational Documents of such Borrower, the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, Borrowers are indebted to Lenders pursuant to the terms of the Notes, as the same may have been renewed, modified, extended and rearranged, the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, and no Borrower has any claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or any Lender's performance under the Loan Documents.

         4.2. Section Additional Representations. Each Borrower hereby represents and warrants to Lenders that no Borrower or any Subsidiary is a party to any loan agreement, credit agreement, purchase agreement or other agreement in connection with which Debt was incurred which contains covenants, agreements or representations which are more restrictive than the covenants, agreements and representations which are contained in the Loan Agreement, as amended by this Amendment, and the Loan Documents.


                                   5. ARTICLE

                                  Miscellaneous

         5.1. Section Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by any Lender or any closing shall affect the representations and warranties or the right of any Lender to rely on them.

         5.2. Section Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         5.3. Section Expenses. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Agent's legal counsel.

         5.4. Section Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         5.5. SECTION APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY,

TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         5.6. Section Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Issuing Bank, each Lender and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

         5.7. Section Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         5.8. Section Effect of Waiver. No consent or waiver, express or implied, by Agent, Issuing Bank or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         5.9. Section Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.10. SECTION ECH CONFIRMATION OF GUARANTY. BY ITS EXECUTION OF THIS AMENDMENT, ECH OFFSHORE, S. DE R.L. DE C.V. ("ECH") (A) RATIFIES AND CONFIRMS THE GUARANTY AGREEMENT DATED AS OF MAY 30, 2002, EXECUTED BY ECH IN FAVOR OF AGENT (THE "ECH GUARANTY"), AND (B) AGREES THAT, (I) THE ECH GUARANTY HAS NOT BEEN RESCINDED, REVOKED OR TERMINATED, AND (II) THE ECH GUARANTY REMAINS IN FULL FORCE AND EFFECT.

         5.11. SECTION WAIVER OF FAILURE TO COMPLY WITH FINANCIAL COVENANTS. BY THEIR EXECUTION OF THIS AMENDMENT AGENT AND LENDERS WAIVE COMPLIANCE BY BORROWERS AND GUARANTOR WITH THE PROVISIONS OF SECTIONS 9.1, 9.2, 9.3, 9.4, 9.5,
9.6 AND 9.7 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AND AGENT AND LENDERS WAIVE ANY AND ALL EVENTS OF DEFAULT WHICH MAY ARISE UNDER THE AGREEMENT AS A RESULT OF BORROWERS' AND GUARANTOR'S FAILURE TO COMPLY WITH SECTIONS 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 AND 9.7 OF THE AGREEMENT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. THE WAIVER CONTAINED IN THIS SECTION 6.10 IS EFFECTIVE AS OF DECEMBER 31, 2003, BUT DOES NOT CONSTITUTE A WAIVER OF ANY OTHER PROVISION OF, OR REQUIREMENT OF THE AGREEMENT NOR DOES IT CONSTITUTE A WAIVER OF COMPLIANCE WITH SECTIONS 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 AND 9.7 AT ANY TIME AFTER DECEMBER 31, 2003. BY THEIR EXECUTION OF THIS AMENDMENT, AGENT AND LENDERS ALSO WAIVE ANY EVENT OF DEFAULT WHICH MAY HAVE ARISEN AS A RESULT OF THE EXECUTION, DELIVERY AND PERFORMANCE BY VESSELS OF THAT CERTAIN ASSIGNMENT OF CHARTER DATED JUNE 29, 2001 EXECUTED

BY VESSELS IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION AND THAT CERTAIN ASSIGNMENT OF CHARTER HIRE DATED JUNE 4, 2003 EXECUTED BY VESSELS IN FAVOR OF ELLIOTT ASSOCIATES, L.P.

         5.12. SECTION ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.


                                   BORROWERS:

                                   HORIZON OFFSHORE CONTRACTORS, INC.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President


                                   HORIZON SUBSEA SERVICES, INC.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President



                                   HORIZON VESSELS, INC.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President

                                   AGENT:

                                   SOUTHWEST BANK OF TEXAS, N.A., as Agent


                                   By:
                                       ----------------------------------------
                                       Valerie Gibbs
                                       Senior Vice President



                                    LENDERS:

                                    SOUTHWEST BANK OF TEXAS, N.A.


                                   By:
                                       ----------------------------------------
                                       Valerie Gibbs
                                       Senior Vice President



                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES


                                    By:
                                        ---------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------


                                    By:
                                        ---------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------



                                    BANK OF SCOTLAND


                                   By:
                                       ----------------------------------------
                                       Joseph Fratus
                                       First Vice President

                                    HIBERNIA NATIONAL BANK


                                   By:
                                       ----------------------------------------
                                       Tammy Boyd
                                       Vice President



                                                     COASTAL BANC SSB


                                   By:
                                       ----------------------------------------
                                       Ed Selke
                                       Chief Credit Officer




         The undersigned Guarantor (a) hereby consents and agrees to this Amendment, (b) agrees that all references to the Loan Agreement contained in the Guaranty Agreement-Guarantor executed by Guarantor shall constitute references to such Loan Agreement as amended by the Amendment and as the same may be further amended, and (c) agrees that the Guaranty Agreement-Guarantor executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Notes as renewed and extended from time to time.


                                   HORIZON OFFSHORE, INC.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President

         Each of the undersigned Additional Guarantors (a) hereby consents and agrees to this Amendment, (b) agrees that all references to the Loan Agreement contained in the Guaranty Agreement executed by such Additional Guarantor shall constitute references to such Loan Agreement as amended by the Amendment and as the same may be further amended, and (c) agrees that the Guaranty Agreement executed by such Additional Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms and shall evidence such Additional Guarantor's guaranty of the Notes as renewed and extended from time to time.


                                   Additional Guarantors:
                                   ---------------------

                                   PROGRESSIVE PIPELINE CONTRACTORS, INC.
                                   AFFILIATED MARINE CONTRACTORS, INC.
                                   TEXAS OFFSHORE CONTRACTORS CORP.
                                   FLEET PIPELINE SERVICES, INC.
                                   GULF OFFSHORE CONSTRUCTION, INC.
                                   BAYOU MARINE CONTRACTORS, INC.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President


                                   HORIZON GROUP L.D.C.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   HORIZON OFFSHORE NIGERIA LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director

                                   TIBURON INGENIERIA Y CONSTRUCCION, S. DE
                                   R.L. DE C.V.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Secretary


                                   HORIZON VESSELS INTERNATIONAL LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Vice President


                                   PT HORIZON INDONESIA


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Commissioner


                                   HORIZON OFFSHORE INTERNATIONAL LTD.


                                   By:
                                       ----------------------------------------
                                        David W. Sharp
                                        Executive Vice President


                                   HORIZON MARINE CONSTRUCTION LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President

                                   HORIZON OFFSHORE PTE. LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   HORIZON MARINE CONSTRUCTION (MAURITIUS) LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   HORIZON C-BAY COSTA AFUERA, S. DE
                                   R.L. DE C.V.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Member


                                   HOC OFFSHORE, S. DE R.L. DE C.V.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director

                                   PT ARMANDI PRANAUPAYA


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   ECH OFFSHORE, S. DE R.L. DE C.V.


                                    By:
                                       ----------------------------------------
                                       Bill J. Lam
                                       Sole Manager


                                   HORIZON MARINE CONTRACTORS (MALAYSIA) SDN BHD


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Director


                                   HORIZON OFFSHORE SERVICES, LTD.


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President and
                                       Chief Financial Officer


                                   MARINE LEASING (LABUAN) PTE LTD


                                   By:
                                       ----------------------------------------
                                       David W. Sharp
                                       Executive Vice President and
                                       Chief Financial Officer

                                 LIST OF ANNEXES


         Annex                                     Document

             A                               No Default Certificate